COAST RESORTS, INC.

                           4500 West Tropicana Avenue

                             Las Vegas, Nevada 89103

                                  April 9, 2002

Dear (Name of Stockholder):

You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Coast Resorts, Inc., which will be held in Salon G at The Orleans Hotel and Casino, 4500 West Tropicana Avenue, Las Vegas, Nevada 89103, on Wednesday, May 15, 2002 at 10:00 a.m. (Pacific Daylight Time). We hope you will be able to attend the Annual Meeting in person and look forward to seeing you.

At the Annual Meeting, stockholders will be asked to elect three directors to the Board of Directors. Class III directors will be elected to serve until the 2005 Annual Meeting of Stockholders and until their successors have been elected and qualified. You are requested to give your prompt attention to this matter, which is more fully described in the accompanying proxy materials.

Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, after reading the enclosed Notice of Annual Meeting and Proxy Statement, you are urged to sign, date and return the enclosed proxy in the envelope provided at your earliest convenience.

Thanks for taking the time to read this letter. Hope to see you at the meeting.

Sincerely,



Michael J. Gaughan
Chairman of the Board
and Chief Executive Officer

                               COAST RESORTS, INC.

                           4500 West Tropicana Avenue

                             Las Vegas, Nevada 89103

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  April 9, 2002

     The 2002 Annual Meeting of the Stockholders of Coast Resorts, Inc., a Nevada corporation (the "Company"), will be held at The Orleans Hotel and Casino, 4500 West Tropicana Avenue, Las Vegas, Nevada 89103, on Wednesday, May 15, 2002, commencing at 10:00 a.m. (Pacific Daylight Time) for the following purposes:

     1. To elect three Class III directors to serve until the 2005 Annual Meeting of Stockholders and until their successors are elected and qualified; and

     2. To consider and act upon such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

     Pursuant to the Bylaws of the Company, the time and date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof is fixed as of the close of business on April 5, 2002. Accordingly, only stockholders of record as of the close of business on April 5, 2002 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof, notwithstanding any transfer of stock on the books of the Company thereafter.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IN THE UNITED STATES.

     Stockholders who attend the Annual Meeting may vote in person even though they have previously mailed their Proxy.

By Order of the Board Directors.



J. Tito Tiberti
Secretary

Las Vegas, Nevada
April 9, 2002

                               COAST RESORTS, INC.

                           4500 West Tropicana Avenue

                             Las Vegas, Nevada 89103

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  May 15, 2002

     This Proxy Statement is first being mailed on April 9, 2002 to stockholders of Coast Resorts, Inc., a Nevada corporation (the "Company"), of record as of the close of business on April 5, 2002.

     The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of the Company for use at the Company's 2002 Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 15, 2002 and at any adjournment(s) or postponement(s) thereof. Pursuant to the Bylaws of the Company, a Proxy must be filed with the Secretary of the Company at or before the Annual Meeting in order to be valid. It may be revoked at any time prior to its use by (1) providing a written revocation to the Secretary of the Company at its offices, (2) executing and delivering a later dated Proxy, or (3) attending the Annual Meeting and voting in person. Shares represented by an unrevoked Proxy will be voted as directed by the stockholder. If no direction is given, such shares will be voted for the election of the nominees named herein for election as directors, and in the discretion of the proxy holders with respect to any other matters properly presented to the Annual Meeting and at any adjournment(s) or postponement(s) thereof.

                                  VOTING RIGHTS

     Only stockholders of record at the close of business on April 5, 2002 are entitled to notice of and to vote at the Annual Meeting. On that date, there were outstanding 1,461,177.94 shares of the Company's common stock, $.01 par value (the "Common Stock"). The presence, either in person or by proxy, of persons entitled to vote 50% of the Company's outstanding Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Each share is entitled to one vote in connection with each matter submitted for stockholder approval. Abstentions and any shares as to which a broker or nominee has indicated that it does not have discretionary authority to vote on a particular matter will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining whether approval of the stockholders has been obtained with respect to any such matter and thus will have the effect of a "No" vote in connection with each such matter. Abstentions and broker non-voters will have no effect in connection with the election of directors.

                              ELECTION OF DIRECTORS

     Pursuant to the Articles of Incorporation and Bylaws of the Company, at the Annual Meeting stockholders will elect three directors to serve until the 2005 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The Board has nominated the three current directors whose terms expire at the Annual Meeting to stand for re-election at the Annual Meeting. Such directors are Messrs. J. Tito Tiberti, Jerry Herbst and Franklin Toti. Nominees receiving the highest number of affirmative votes cast, up to the number of the directors to be elected, are elected. The enclosed Proxy, unless indicated to the contrary, will be voted for the Board's nominees.

     Under the Company's Bylaws, in order to be effective, nominations by a stockholder of a candidate for election as a director must be submitted to the Secretary of the Company not later than sixty days in advance of the Annual Meeting. Any such notice of nomination must set forth: (i) the name, age, business address and residence address of each nominee proposed in such notice,
(ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Company beneficially owned by each such nominee and (iv) such other information concerning each such nominee as would be required under the rules and regulations of the Securities and Exchange Commission ("SEC") in a proxy statement soliciting proxies for the election of such nominees. Such notice must also include a written consent to serve as a director, if elected, executed by each such nominee.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES LISTED ABOVE.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following tables set forth the names and ages of the directors and executive officers of the Company, their respective positions and the expiration dates of their respective terms as of April 9, 2002.

                        Directors and Executive Officers

                                                                Term
       Name                 Age   Position(s) Held             Expires
       ---------------------------------------------------------------

                            Nominees for Re-election
                            ------------------------
       J. Tito Tiberti      56    Director and Secretary         2002

       Jerry Herbst         64    Director and Treasurer         2002

       Franklin Toti        63    Director and Vice President    2002
                                  of Casino Operations

                                 Other Directors
                            ------------------------
       Michael J. Gaughan   59    Chairman of the Board and      2003
                                  Chief Executive Officer

       Harlan D. Braaten    51    Director, President and        2003
                                  Chief Operating Officer

       Gage Parrish         48    Director, Vice President,      2003
                                  Chief Financial Officer and
                                  Assistant Secretary

       F. Michael Corrigan  66    Director                       2004

       Charles Silverman    69    Director                       2004

       Joseph Blasco        58    Director                       2004

     J. Tito Tiberti. Mr. Tiberti has been a director, and Secretary of the Company and Coast Hotels since their formation in September 1995. His current term as a director expires in 2002. Mr. Tiberti is the president, a director and a stockholder of, and together with his immediate family, controls Tiberti Construction, a construction company which served as the general contractor for the construction of The Orleans and the Suncoast and is also serving as general contractor for our planned expansions and remodel at The Orleans, the Gold Coast and the Suncoast. He has also served as managing general partner of The Tiberti Company, a real estate rental and development company, since 1971. The Tiberti Company is the lessor of the real property site for The Orleans. Mr. Tiberti has been involved in the gaming industry for 23 years and was a general partner of the Barbary Coast Partnership prior to the formation of the Company and Coast Hotels.

     Jerry Herbst. Mr. Herbst has been a director, Treasurer and Assistant Secretary of the Company and Coast Hotels since their formation in September 1995. His current term as a director expires in 2002. Mr. Herbst has been the president of Terrible Herbst Oil Company, an owner and operator of gas stations and car washes, since 1959. Mr. Herbst and Mr. Gaughan were the sole stockholders of Gaughan-Herbst, Inc., which was the sole corporate general partner of the Gold Coast Partnership prior to the formation of Coast Hotels. Mr. Herbst has served as a member of the board of directors of Nevada Power Company since 1990 and of Edelbrock Corporation since 1994.

     Franklin Toti. Mr. Toti has been a director of the Company and Coast Hotels since October 5, 1998. His current term expires in 2002. He has been Vice President of Casino Operations for the Company and Coast Hotels since January 1, 1996. Mr. Toti was a general partner and Casino Manager of the Barbary Coast Partnership from its inception in 1979 until January 1, 1996, the effective date of the Reorganization. Mr. Toti has 41 years of experience in the gaming industry.

     Michael J. Gaughan. Mr. Gaughan has been a director of the Company since its formation in September 1995 and is the Chairman of the Board and Chief Executive Officer of the Company. His current term as a director expires in 2003. He is also a director and Chairman of the Board and Chief Executive Officer of Coast Hotels. Mr. Gaughan was a general partner of the Barbary Coast Partnership from its inception in 1979 until January 1, 1996, the effective date of the reorganization in which the Barbary Coast Partnership and the Gold Coast Partnership consolidated with Coast Resorts and Coast Hotels (the "Reorganization"). Mr. Gaughan served as the managing general partner of the Gold Coast Partnership from its inception in December 1986 until the effective date of the Reorganization. Mr. Gaughan and Mr. Herbst were the sole stockholders of Gaughan-Herbst, Inc., which was the sole corporate general partner of the Gold Coast Partnership prior to the Reorganization. Mr. Gaughan has been involved in the gaming industry since 1960 and has been licensed as a casino operator since 1967.

     Harlan D. Braaten. Mr. Braaten joined the Company as the President, Chief Financial Officer and a director in October 1995, and was appointed Chief Operating Officer in February 1996. His current term as a director expires in 2003. Mr. Braaten is also the President and Chief Operating Officer of Coast Hotels. Prior to joining the Company, Mr. Braaten was employed in various capacities, including the general manager and, most recently, senior vice president, treasurer and chief financial officer of Rio Hotel and Casino, Inc. in Las Vegas. From March 1989 to February 1991, Mr. Braaten was vice president, finance of MGM/Marina Hotel and Casino in Las Vegas, Nevada. Prior thereto, from November 1983 to March 1989, Mr. Braaten was property controller for Harrah's in Reno, Nevada. Mr. Braaten has over 23 years of experience in the Nevada gaming industry.

     Gage Parrish. Mr. Parrish was named Vice President, Finance, Assistant Secretary and a director of the Company and Coast Hotels in October 1995 and was promoted to Chief Financial Officer in February 1996. His current term as a director expires in 2003. From 1986, until the Reorganization, he was the Controller and Chief Financial Officer of the Gold Coast Partnership. From 1981 to 1986, Mr. Parrish served as Assistant Controller of the Barbary Coast Partnership. Mr. Parrish is a certified public accountant and has approximately 23 years of experience in the gaming industry.

     F. Michael Corrigan. Mr. Corrigan was elected as a director of the Company and its wholly owned subsidiary, Coast Hotels and Casinos, Inc. ("Coast Hotels") effective as of March 1, 1996. His current term as a director expires in 2004. Since July 1989, Mr. Corrigan has served as the chief executive officer of Corrigan Investments, Inc., which owns and manages real estate in Nevada and Arizona. In addition, Mr. Corrigan is the Chief Executive Officer of Corstan, Inc., a mortgage banking company, and was previously the owner, President and Chief Operating Officer of Stanwell Mortgage, a Las Vegas mortgage company.

     Charles Silverman. Mr. Silverman was elected as a director of the Company and Coast Hotels effective as of March 1, 1996. His current term as a director expires in 2004. Mr. Silverman is the President and sole stockholder of Yates-Silverman, Inc., which specializes in developing theme-oriented interiors and exteriors and is a leading designer of hotels and casinos. Completed projects of Yates-Silverman, Inc. include New York-New York, Excalibur, Circus Circus, Luxor, the Trump Taj Mahal, Trump Castle and Atlantic City Showboat. Yates-Silverman, Inc. also served as the principal designer for The Orleans and the Suncoast. Mr. Silverman has served as the president of Yates-Silverman, Inc. since its inception in 1971.

     Joseph A. Blasco. Mr. Blasco was elected as a director of the Company and Coast Hotels effective as of December 16, 1996. His current term as a director expires in 2004. Since 1984, Mr. Blasco has been a partner in the real estate development partnership that developed the Spanish Trail community in Las Vegas, a project that includes over 1,200 homes, a 27-hole golf course and a country club. Mr. Blasco is currently the managing General Partner of United Realty Investments, a real estate development and management company in Las Vegas. He is also general partner in two real estate development partnerships, Summer Trail LLC and Trop-Edmond Ltd.

     Directors of the Company who are also employees of the Company or Coast Hotels receive no compensation for service on the Board of Directors or its committees. All other directors receive an annual director's fee of $24,000, payable quarterly in arrears. Directors may also be reimbursed for out-of-pocket expenses incurred in connection with attending Board of Director or committee meetings.

                 Board of Directors and Committees to the Board

     The Board of Directors held eight meetings during 2001. During 2001, each director attended at least 75% of the aggregate number of meetings of the Board and the respective Committees on which he served while a member thereof. The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

     The Compensation Committee consists of Messrs. Corrigan, Silverman and Blasco. The Compensation Committee held one meeting during the year 2001. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The functions performed by the Compensation Committee include oversight of executive compensation and review of the Company's overall compensation programs.

     The Audit Committee consists of Messrs. Corrigan and Blasco. The Audit Committee had one regularly scheduled meeting during 2001 and held three telephonic meetings during the year. No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. The functions performed by the Audit Committee include review of the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee also reviews and makes recommendations to the Board of Directors with respect to any contracts which the Company proposes to enter with companies in which other members of the Board of Directors or Company officers have an interest or are operated or owned by a relative of a member of the Board of Directors of a Company officer.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The following table sets forth all compensation earned by or paid by Coast Hotels during 1999, 2000 and 2001 to each executive officer (the "Named Executive Officers") whose compensation exceeded $100,000 in all capacities in which they served.

                           Summary Compensation Table

                               Annual Compensation

                                                                   All Other
Name and Principal Position            Year   Salary    Bonus    Compensation(1)
-------------------------------------  ----  --------  --------  --------------
Michael J. Gaughan...................  2001  $300,000  $     --  $   4,234
Chairman of the Board and Chief        2000  $300,000  $     --  $   4,361
Executive Officer of Coast Resorts     1999  $300,000  $     --  $   4,000

Harlan D. Braaten....................  2001  $325,000  $162,500  $   2,642
President and Chief Operating          2000  $300,000  $150,000  $   4,361
Officer of Coast Resorts               1999  $275,000  $137,500  $   3,150

Gage Parrish.........................  2001  $250,000  $ 25,000  $   3,438
Vice President, Chief Financial        2000  $225,000  $     --  $   4,361
Officer and Asst. Secretary of         1999  $212,500  $ 15,000  $   3,900
Coast Resorts

(1) The amounts reflect matching contributions paid to our 401(k) Profit Sharing Plan and Trust.

                 Certain Relationships and Related Transactions

     We maintain numerous racetrack dissemination contracts with Las Vegas Dissemination Company, Inc. ("LVDC"). Michael J. Gaughan's son is the president and sole stockholder of LVDC. LVDC provides certain dissemination and pari-mutuel services to the Gold Coast, the Barbary Coast, The Orleans and the Suncoast. LVDC has been granted a license by the Nevada Gaming Authorities to disseminate live racing for those events and tracks for which it contracts and has been granted the exclusive right to disseminate all pari-mutuel services and race wire services in the State of Nevada. Under these dissemination contracts, we pay to LVDC an average of 3% of the wagers accepted for races held at the racetracks covered by the respective contracts. We also pay to LVDC a monthly fee for race wire services. For the fiscal year ended December 31, 2001 we incurred expenses payable to LVDC of approximately $1.4 million. The terms on which such services are provided are regulated by the Nevada Gaming Authorities.

     J. A. Tiberti Construction Company ("Tiberti Construction") served as the general contractor for the original construction of the Gold Coast and for certain expansions thereof, and for the original construction of the Barbary Coast and all expansions thereof. Tiberti Construction was also the general contractor for the original construction of The Orleans, and for the expansions in 1997, 1999 and 2001, as well as the general contractor for the construction of the Suncoast. J. Tito Tiberti owns approximately 6.2% of the outstanding common stock of Coast Resorts, and is a director and Secretary of Coast Hotels and Coast Resorts. Mr. Tiberti is the president, a director and stockholder of, and together with his immediate family members, controls Tiberti Construction. For the year ended December 31, 2001 we incurred expenses payable to Tiberti Construction of approximately $63.4 million. At December 31, 2001, we had construction accounts payable to Tiberti Construction of approximately $21.6 million. Although no formal contracts have been entered into, we anticipate that we will incur expenses payable to Tiberti Construction of approximately $105.0 million in 2002 in connection with our proposed capital improvement projects at several of our hotel-casinos.

     We have entered into a ground lease with the Tiberti Company, a Nevada general partnership, with respect to the real property on which The Orleans is located. Mr. Tiberti, a director of Coast Hotels and a director and stockholder of Coast Resorts, is the managing partner of the Tiberti Company. We paid to the Tiberti Company $2.4 million for the fiscal year ended December 31, 2001.

     Michael J. Gaughan and Franklin Toti are owners of LGT Advertising, which serves as our advertising agency. LGT Advertising purchases advertising for our casinos from third parties and passes any discounts directly through to us. LGT Advertising receives no compensation or profit for such activities, and invoices us for actual costs incurred. LGT Advertising uses our facilities and employees in rendering its services, but does not pay any compensation to us for such use. Messrs. Gaughan and Toti receive no compensation from LGT Advertising. Advertising expenses payable to LGT Advertising were approximately $8.3 million for the year ended December 31, 2001.

     We have purchased certain of our equipment and inventory for our operations from RJS Inc., a Nevada corporation that is owned by Michael J. Gaughan's father and Steven Delmont, our restaurant manager. RJS invoices us for actual costs incurred. For the fiscal year ended December 31, 2001 we incurred expenses payable to RJS of approximately $2.7 million.

     Michael J. Gaughan is the majority stockholder of Nevada Wallboards, Inc., a Nevada corporation ("Nevada Wallboards"), which prints wallboards and parlay cards for the use in our race and sports books. Mr. Gaughan receives no compensation from Nevada Wallboards. For the fiscal year ended December 31, 2001 we incurred expenses payable to Nevada Wallboards of approximately $252,000.

     Charles Silverman, a director of Coast Hotels and Coast Resorts, is the president of Yates-Silverman, Inc., which served as the designer of The Orleans and the Suncoast. For the fiscal year ended December 31, 2001 we incurred expenses payable to Yates-Silverman of $947,000. We anticipate incurring expenses payable in 2002 to Yates-Silverman of approximately $600,000 related to our capital improvement projects.

     Coast Hotels promotes The Orleans by advertising on NASCAR racecars operated by Orleans Motor Sports, Inc. In 2001 we spent $332,000 in connection with this promotion, and we anticipate spending $480,000 in 2002. Brendan Gaughan, the main driver employed by Orleans Motor Sports, Inc. is the son of Michael J. Gaughan.


                      COMPLIANCE WITH SECTION 16(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Rules adopted by the SEC under Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") require the Company's officers and directors, and persons who own more than ten percent of the issued and outstanding shares of the Company's equity securities, to file reports of their ownership, and changes in ownership, of such securities with the SEC on SEC Forms 3, 4 or 5, as appropriate. Such persons are required by the SEC's regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during its most recent fiscal year, and any written representations provided to it, the Company believes that each of the officers, directors, and owners of more than 10% of the outstanding Common Stock of the Company are in compliance with Section 16(a) of the Securities Exchange Act of 1934 for the year 2001.

                         BENEFICIAL OWNERSHIP OF SHARES

     The following table sets forth certain information regarding the beneficial ownership of Coast Resorts common stock as of April 5, 2002 by (i) each person who, to the knowledge of Coast Resorts, owns more than 5% of the outstanding
Coast Resorts common stock, (ii) each director of the Company, (iii) Named Executive Officers and (iv) all directors and executive officers of the Company as a group.

                                                 Number
                   Name(1)                      of Shares  Percent

Michael J. Gaughan............................  457,928.97   31.3%
Jerry Herbst..................................  265,488.08   18.2%
Jimma Lee Beam................................  104,529.41    7.1%
Franklin Toti.................................   99,776.47    6.8%
J. Tito Tiberti(2)............................   90,151.47    6.2%
Harlan D. Braaten (3).........................   30,415.00    2.0%
F. Michael Corrigan...........................    5,263.24     *
Joseph Blasco.................................      500.00     *
Charles Silverman.............................      500.00     *
Gage Parrish(4)...............................    5,000.00     *
All directors and executive officers as a
group (nine persons)..........................  955,023.23   63.8%

*    Less than one percent.

     (1) The address of Messrs. Gaughan and Toti is 4500 West Tropicana Avenue, Las Vegas, Nevada 89103. The address of Mr. Herbst is 5195 Las Vegas Boulevard South, Las Vegas, Nevada 89119. The address of Mr. Tiberti is 1806 South Industrial Road, Las Vegas, Nevada 89102. The address of Ms. Beam is 2409 Windjammer Way, Las Vegas, Nevada 89107. The address of Mr. Corrigan is 4100 West Flamingo Road, Las Vegas, Nevada 89103.

     (2) Includes 600 shares held by trusts for the benefit of Mr. Tiberti's children and 2,000 shares held by a partnership of which trusts for the benefit of Mr. Tiberti's children are indirect partners, as to which Mr. Tiberti disclaims beneficial ownership.

     (3)  Reflects shares that may be purchased upon exercise of a stock option.

     (4)  Reflects shares that may be purchased upon exercise of a stock option.

     There is no public market for the Company's common stock.

                                  ANNUAL REPORT

     The Annual Report of the Company for the fiscal year ended December 31, 2001, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, without the exhibits thereto, was mailed on April 9, 2002, to shareholders of record as of April 5, 2002.

     The company will provide a copy of the Annual Report and of the exhibits to its Annual Report on Form 10-K for the fiscal year ended December 31, 2001 upon the written request of any beneficial owner of the Company's securities as of the record date for the Annual Meeting and reimbursement of the Company's reasonable expenses. Such request should be addressed to Gage Parrish, Vice President and Chief Financial Officer, 4500 West Tropicana Avenue, Las Vegas, Nevada 89103.


                             AUDIT COMMITTEE REPORT

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

     Each of the members of the Audit Committee is independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

     The Board of Directors has not adopted a written charter for the audit committee. The following fees were paid to PricewaterhouseCoopers for services provided to the Company for the fiscal year ended December 31, 2001:

     Audit Fees:                            $ 224,797

     Financial Information Systems Design   $       0
     and Implementation Fees

     All Other Fees:                        $ 254,615

     Audit fees are the aggregate fees billed for professional services rendered for the audit of the annual financial statements of the Company and its subsidiaries for the most recent fiscal year and the reviews of the financial statements included in the Forms 10-Q of the Company and its subsidiaries for that fiscal year.

     Financial information systems design and implementation fees are the aggregate fees billed for services such as the operation or supervision of the Company's information system or for the design or implementation of a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the audit client's financial statements rendered by the principal accountant for the most recent fiscal year.

     All other fees are the aggregate fees billed for services other than audit and financial information systems and implementation services, rendered by PricewaterhouseCoopers for the most recent fiscal year and include tax related services, an internal control study and fees associated with debt offerings by the Company.

     The Audit Committee has considered whether the independent auditors provision of non-audit services to the Company is compatible with the auditor's independence.

                                      By the Audit Committee

                                      F. Michael Corrigan
                                      Joseph A. Blasco


                          COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Director reviews and recommends compensation levels for executive officers of the Company and oversee and administer the Company's executive compensation programs. All members of the Compensation Committee are outside directors, who are not eligible to participate in any of the compensation programs that the Committee oversees.

     The Company's executive compensation plans are designed to attract, retain, motivate and appropriately reward individuals who are responsible for the Company's short and long-term profitability, growth and return to stockholders. Compensation for the Company's executive officers generally consists of salary and an annual bonus. In some cases, stock options are also awarded.

     Executive officers also participate in a 401(k) plan, a medical plan and other benefit plans available to employees generally.

     Pay levels for executives generally are based on the level of responsibility, scope and complexity of the executive's position relative to other senior management positions internally and at other competitive gaming companies.

     The determination of salary increases, annual bonus awards and long-term incentive awards is expected to be reviewed annually based on the performance of the Company. Also factored into these decisions will be each executive's individual performance and contribution to the Company's future positioning. Although the components of compensation (salary, annual bonuses and long-term incentive awards) will be reviewed separately, compensation decisions are based on a review of the total compensation level awarded compared to other executives with similar gaming companies. In establishing 2001 compensation for the named executive officers, the Board of Directors took into account the compensation paid to Messrs. Gaughan, Braaten and Parrish in 2000, the levels of compensation paid to executives in the gaming industry generally, and the performance of the Company in the year 2001. While the Compensation Committee believed that Mr. Gaughan was entitled to a bonus for the year 2001 based on the Company's performance, Mr. Gaughan indicated to the Compensation Committee and the Board of Directors that he did not wish to receive a bonus for 2001.

           Compensation Committee Interlocks and Insider Participation

     There are no members of the Compensation Committee that have been, or currently are officers or employees of the Company or its subsidiaries. Mr. Silverman is the president of Yates-Silverman, Inc., which served as the designer of The Orleans and the Suncoast. For the fiscal years ended December 31, 1999, 2000 and 2001, we incurred expenses payable to Yates-Silverman of $721,000, $548,000 and $947,000 respectively. We anticipate incurring expenses payable in 2002 to Yates-Silverman of approximately $600,000 related to our capital improvement projects.

                                      By the Compensation Committee

                                      Charles Silverman
                                      F. Michael Corrigan
                                      Joseph A. Blasco

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors of the Company has selected PricewaterhouseCoopers as the Company's independent public accountants and auditors for fiscal year ending December 31, 2002. PricewaterhouseCoopers served as the Company's independent public accountants and auditors for the fiscal year ending December 31, 2001. A representative of PricewaterhouseCoopers will be present at the Annual Meeting to respond to appropriate questions and to make such statements as he may desire.


                  STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Any eligible stockholder (as defined below) of the Company wishing to have a proposal considered for inclusion in the Company's 2003 proxy solicitation material must set forth such proposal in writing and file it with the Secretary of the Company on or before December 9, 2002. The Board will review any proposals from eligible stockholders, which it receives by that date and will determine whether any such proposals will be included in its 2003 proxy solicitation materials. Any eligible stockholder is one who is the record or beneficial owner of at least 1% or $1,000 in market value of securities entitled to be voted on the proposal at that annual meeting who has held such securities for at least one year and who shall continue to own such securities through the date on which the annual meeting is held.


                             SOLICITATION OF PROXIES

     The cost of this solicitation will be borne by the Company. Proxies may be solicited by mail, telephone, or telegraph, or personally by directors, officers and regular employees of the Company, none of whom will receive any special compensation for such services. The Company will reimburse persons holding stock in their name or in the names of their nominees for reasonable expenses of forwarding proxy materials to their principals.

                                 OTHER BUSINESS

     The Board does not know of any other business, which will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or at any adjournment(s) or postponement(s) thereof, the proxy holders will vote in regard thereto according to their discretion. Pursuant to the Company's Bylaws, in order to present business at the Annual Meeting other than that proposed by the Board, a stockholder must give written notice to the Secretary of the Company not later than sixty days in advance of the Annual Meeting. Any such notice must set forth as to each matter the stockholder proposes to bring before the meeting: (i) the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Company's books and records, of the stockholder proposing such business, (iii) the class and number of shares of the Company beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.

                                      By Order of the Board of Directors

                                      J. Tito Tiberti
                                      Secretary

                                      PROXY

                               COAST RESORTS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                     FOR THE

                       2002 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby constitutes and appoints Michael J. Gaughan,  Harlan
D. Braaten, and J. Tito Tiberti, and each or any of them (and, if two or more of them act hereunder, by action of a majority of them), attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of Common Stock, $.01 par value, of Coast Resorts, Inc. (the Company), that the undersigned would be entitled to vote if personally present at the 2002 Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. (Pacific Daylight Time) in Salon G at The Orleans Hotel and Casino, 4500 West Tropicana Avenue, Las Vegas, Nevada 89103, on Wednesday, May 15, 2002, and at any and all adjournments or postponements thereof (the "Meeting"), as herein specified (or, if no direction is given, FOR the nominees named below) and in such proxyholder's discretion upon any other matter that may properly come before the Meeting.

A.   ELECTION OF DIRECTORS

     CLASS III (for election to serve until the 2005 Annual Meeting of Stockholders and until their successors are elected and have qualified): J. TITO TIBERTI, JERRY HERBST and FRANKLIN TOTI.

     _____FOR all nominees listed above (except as marked to the contrary above):

     -or-

     _____ WITHHOLD AUTHORITY to vote for all nominees listed above.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE THAT NOMINEE'S NAME IN THE LIST ABOVE.

B. IN THE DISCRETION OF THE PROXYHOLDERS with respect to any other matter which may properly come before the Meeting. The Board of Directors is not aware of any other matters that will be presented at the meeting.

     THE SHARES VOTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER INSTRUCTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED ABOVE.

     IMPORTANT: Please sign your name or names exactly as they appear on this Proxy. When signing as attorney, executor or administrator, trustee or guardian, please give your full title as such. If shares are held jointly, EACH holder should sign.

                                      -----------------------------------
                                                 Signature

                                      -----------------------------------
                                                 Signature
                                      DATE:                        , 2002
                                           ------------------------

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.